Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-208149, No. 333-205102, No. 333-188950, and No. 333-181020) and the Registration Statement on Form S-3 (No. 333-220484) of Trilogy Metals Inc. of our report dated February 1, 2018, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K for the year ended November 30, 2017.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia

February 2, 2018